Exhibit 23.1

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GameCom, Inc. of our report dated March 30, 2001 contained in GameCom, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ THOMAS O. BAILEY AND ASSOCIATES, P.C.

Thomas O. Bailey and Associates, P.C.

Dallas, Texas

February 7, 2002